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                                                                       Exhibit 6

                              AMENDED AND RESTATED
                             DISTRIBUTION AGREEMENT

     DISTRIBUTION AGREEMENT, dated as of August 9, 1990, and amended and restated as of August 19, 1994 by and between LANDMARK INTERNATIONAL EQUITY FUND, a Massachusetts business trust (the "Trust"), and THE LANDMARK FUNDS BROKER-DEALER SERVICES, INC., a Massachusetts corporation ("LFBDS" or the "Distributor") with respect to Shares of Beneficial Interest to be designated "Class A".

     WITNESSETH:

     WHEREAS, the Trust is engaged in business as an open-end investment company registered under the Investment Company Act of 1940 (collectively with the rules and regulations promulgated thereunder, the "1940 Act");

     WHEREAS, the Shares of Beneficial Interest of the Trust may in the future be divided into one or more separate series (the "Funds");

     WHEREAS, the Board of Trustees of the Trust has adopted an Amended and Restated Distribution Plan, dated as of August 19, 1994 (the "Distribution Plan"), which is incorporated herein by reference and pursuant to which the Trust desires to enter into this Distribution Agreement; and

     WHEREAS, the Trust wishes to engage LFBDS to provide certain services with respect to the distribution of shares designated Class A Shares (the "Shares") of the Trust or any Fund, and LFBDS is willing to provide such services to the Trust on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as herein set forth, the parties covenant and agree as follows:

        1. The Trust grants to the Distributor the right, as agent of the Trust, to sell Shares of the Trust or any Fund upon the terms hereinbelow set forth during the term of this Agreement. While this Agreement is in force, the Distributor agrees to use its best efforts to find purchasers for Shares of the Trust or any Fund.

           The Distributor shall have the right, as agent of the Trust, to order from the Trust the Shares needed, but not more than the Shares needed (except for clerical errors and errors of transmission), to fill unconditional orders for Shares of the Trust or any Fund placed with the Distributor by any dealer, all such orders to be made in the manner set forth in the Trust's then-current prospectus (the "Prospectus") and then-current statement of additional information (the "Statement of Additional Information") relating to such Shares. The price which shall be paid to the Trust for the Shares of the Trust or any Fund so purchased shall be the net asset value per Share as determined in accordance with the provisions of the Trust's Declaration of Trust and By-Laws, as each may from time to time be amended (collectively, the "Governing Instruments") plus the amount of the applicable sales charge, as provided in the Trust's currently effective prospectus relating to the Trust or such Fund. The Distributor shall notify the Custodian of the Trust, at the end of each business day, or as soon thereafter as the orders placed with the Distributor have been compiled, of the number of Shares of the Trust or any Fund and the prices thereof which have been ordered through the Distributor since the end of the previous business day.

           The right granted to the Distributor to place orders for Shares with the Trust shall be exclusive, except that this exclusive right shall not apply to Shares issued in the event that an investment company (whether a regulated or private investment company or a personal holding company) is merged with and into or consolidated with the Trust or any Fund or in the event that the Trust or any Fund acquires, by purchase or otherwise, all (or substantially all) the assets or the outstanding shares of any such company; nor shall it apply to Shares issued by the Trust as a dividend or stock split. The exclusive right to place orders for Shares granted to the Distributor may be waived by the Distributor by notice to the Trust in writing, either unconditionally or subject to such conditions and limitations as may be set forth in such notice to the Trust. The Trust hereby acknowledges that the Distributor may render distribution and other services to other parties, including other investment companies. In connection with its duties hereunder, the Distributor shall also arrange for computation of performance statistics with respect to the Trust or any Fund and arrange for publication of current price information in newspapers and other publications.

        2. The Shares may be sold by the Distributor on behalf of the Trust to or through any dealer having a sales agreement with the Distributor upon the following terms and conditions:

           The public offering price of the Shares, including the Shares of any Fund, i.e., the price per Share at which the Distributor or dealer purchasing Shares through the Distributor may sell shares to the public, shall be the net asset value of such Shares plus the amount of the applicable sales charge, as provided in the Trust's currently effective Prospectus relating to the Trust or such Fund. The difference between the public offering price and net asset value (which amount shall not be in excess of that set forth in the Prospectus) may be retained by the Distributor or all or any part thereof may be paid by the Distributor to a broker-dealer registered as such under the Securities Exchange Act of 1934 in accordance with the Prospectus and the Distribution Plan.

           The net asset value of Shares of the Trust or any Fund shall be determined by the Trust, or by an agent of the Trust, as of the close of trading on the New York Stock Exchange on each day on which the New York Stock Exchange is open for trading (and on such other days as the Trustees deem necessary in order to comply with Rule 22c-1 under the 1940 Act), in accordance with the method established pursuant to the Governing Instruments. The Trust shall have the right to suspend the sale of Shares of the Trust or any Fund if, because of some extraordinary condition, the New York Stock Exchange shall be closed, or if conditions existing during the hours when the Exchange is open render such action advisable or for any other reason deemed adequate by the Trust.

        3. The Trust agrees that it will, from time to time, but subject to the necessary approval, if any, of its shareholders, take all necessary action to register such number of Shares of the Trust or any Fund under the Securities Act of 1933, as amended (the "1933 Act"), as the Distributor may reasonably be expected to sell.

           The Distributor shall be an independent contractor and neither the Distributor nor any of its Directors, officers or employees as such, is or shall be an employee of the Trust. It is understood that Trustees, officers and shareholders of the Trust are or may become interested in the Distributor, as Directors, officers, employees, or otherwise and that Directors, officers and employees of the Distributor are or may become similarly interested in the Trust and that the Distributor may be or become interested in the Trust as a shareholder or otherwise. The Distributor is responsible for its own conduct and the employment, control and conduct (but only with respect to the duties and obligations of the Distributor hereunder) of its agents and employees and for any injury to any of such agents or employees or to others through its agents or employees. The Distributor assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employer taxes thereunder.

        4. The Distributor covenants and agrees that, in selling Shares, it will use its best efforts in all respects duly to conform with the requirements of all state and federal laws and the Rules of Fair Practice of the National Association of Securities Dealers, Inc. relating to the sale of Shares, and will indemnify and hold harmless the Trust and each of its Trustees and officers and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act (the "Indemnified Parties") against all losses, liabilities, damages or expenses (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim or expense and reasonable counsel fees incurred in connection therewith) arising from any claim, demand, action or suit (collectively, "Claims"), arising by reason of any person's acquiring any of the Shares through the Distributor, which may be based upon the 1933 Act or any other statute or common law, on account of any wrongful act of the Distributor or any of its employees (including any failure to conform with any requirement of any state or federal law or the Rules of Fair Practice of the National Association of Securities Dealers, Inc. relating to the sale of Shares) or on the ground that the registration statement under the 1933 Act, including all amendments thereto (the "Registration Statement"), or Prospectus or previous prospectus or Statement of Additional Information or previous statement of additional information, with respect to such Shares, includes or included an untrue statement of a material fact or omits or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, if and only if any such act, statement or omission was made in reliance upon information furnished by the Distributor to the Trust; provided, however, that in no case (i) is the indemnity of the Distributor in favor of any Indemnified Party to be deemed to protect any such Indemnified Party against liability to which such Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its or his duties or by reason of its or his reckless disregard of its or his obligations and duties under this Agreement, or
     (ii) is the Distributor to be liable under its indemnity agreement contained in this Section 4 with respect to any Claim made against any Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the Claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such Claim shall not relieve it from any liability which it may have to any Indemnified Party otherwise than on account of its indemnity agreement contained in this Section 4. The Distributor shall be entitled to participate, at its own expense, in the defense, or, if it so elects, to assume the defense, of any suit brought to enforce any such Claim, and, if the Distributor elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to each Indemnified Party. In the event that the Distributor elects to assume the defense of any such suit and retain such counsel, each Indemnified Party shall bear the fees and expenses of any additional counsel retained by it but, in case the Distributor does not elect to assume the defense of any such suit, it shall reimburse the Indemnified Parties for the reasonable fees and expenses of any counsel retained by them. Except with the prior written consent of the Distributor, no Indemnified Party shall confess any Claim or make any compromise in any case in which the Distributor will be asked to indemnify such Indemnified Party. The Distributor agrees promptly to notify the Trust of the commencement of any litigation or proceeding against it in connection with the issuance and sale of any of the Shares.

           Neither the Distributor nor any dealer nor any other person is authorized to give any information or to make any representation on behalf of the Trust in connection with the sale of Shares of the Trust or any Fund, other than those contained in the Registration Statement or Prospectus or Statement of Additional Information relating to the Trust or such Fund.

        5. The Trust will pay, or cause to be paid--

             (i) all costs and expenses of the Trust, including fees and disbursements of its counsel, in connection with the preparation and filing of the Registration Statement, Prospectus and Statement of Additional Information with respect to Shares of the Trust or any Fund, and preparing and mailing to shareholders Prospectuses, Statements of Additional Information, statements and confirmations and periodic reports (including the expense of setting in type the Registration Statement, Prospectus and Statement of Additional Information or any periodic report with respect to Shares of the Trust or any Fund);

             (ii) the cost of preparing temporary or permanent certificates for Shares;

             (iii) the cost and expenses of delivering to the Distributor at its office in Boston, Massachusetts all Shares purchased through it as agent hereunder;

             (iv) a distribution fee periodically at an annual rate not to exceed 0.10% of the portion of the average daily net assets of the Trust or any Fund that is represented by Shares for its then-current fiscal year, subject to the Distribution Plan, and, under certain circumstances, the Distributor may impose certain deferred sales charges in connection with the repurchase of Shares of the Trust or any Fund and the Distributor may retain (or receive from any Fund, as the case may be) all such deferred sales charges;

             (v) all fees and disbursements of the Transfer Agent and Custodian with respect to any Fund, subject to the Trust's Administrative Services Plan;

             (vi) except in the case of Landmark International Equity Fund, if the Trust is divided into series, at such time as may be agreed upon by the Trust and the Distributor, a service fee from the assets of such Fund to the Distributor at an annual rate not to exceed 0.25% of the portion of the average daily net assets of the Trust or any Fund that is represented by Shares that are owned by investors for whom a broker-dealer who has performed personal services and/or account maintenance services under a dealer agreement with the Distributor is the holder or dealer of record, subject to the Distribution Plan; and the Distributor shall be entitled to be paid any fees payable under this paragraph (vi) hereof with respect to Shares for which no broker-dealer of record exists or qualification standards have not been met as partial consideration for personal services and/or account maintenance services provided by the Distributor with respect to the Shares;

             (vii) a fee to each Shareholder Servicing Agent (pursuant to a shareholder servicing agreement with each such Agent), subject to the Trust's Administrative Services Plan;

             (viii) a fee to the Administrator of the Trust (pursuant to the Administrative Services Agreement), subject to the Trust's Administrative Services Plan; and

             (ix) a fee to the investment adviser of the Trust or any Fund, if any (pursuant to the Investment Advisory Agreement with any such Adviser).

             The Distributor agrees that, with respect to the sale of Shares of the Trust or any Fund, after the Prospectus and Statement of Additional Information and periodic reports with respect to the Trust or such Fund have been set in type, it will bear the expense (other than the cost of mailing to shareholders of the Trust) of printing and distributing any copies thereof which are to be used in connection with the offering or sale of Shares of the Trust or such Fund to any dealer or prospective investor. The Distributor further agrees that it will bear the expenses of preparing, printing and distributing any other literature used by the Distributor or furnished by it for use by any dealer in connection with the offering of the Shares of the Trust or such Fund for sale to the public and any expense of sending confirmations and statements to any dealer having a sales agreement with the Distributor. The Distributor will also bear the cost of any compensation paid to dealers in connection with the sale of Shares of the Trust or such Fund. The Distributor also agrees to bear the expenses of qualification of Shares of the Trust or such Fund for sale in the various states and, if necessary or advisable in connection therewith, of qualifying the Trust as a broker or dealer in any such state.

        6. If, at any time during the term of this Agreement, the Trust shall deem it necessary or advisable in the best interests of the Trust that any amendment of this Agreement be made in order to comply with any recommendation or requirement of the Securities and Exchange Commission or other governmental authority or to obtain any advantage under Massachusetts or federal tax laws, it shall notify the Distributor of the form of amendment which it deems necessary or advisable and the reasons therefor. If the Distributor declines to assent to such amendment (after a reasonable time), the Trust may terminate this Agreement forthwith by written notice to the Distributor without payment of any penalty. If, at any time during the term of this Agreement, the Distributor requests the Trust to make any change in its Governing Instruments or in its methods of doing business which are necessary in order to comply with any requirement of federal law or regulations of the Securities and Exchange Commission or of a national securities association of which the Distributor is or may become a member, relating to the sale of Shares, and the Trust fails (after a reasonable time) to make any such change as requested, the Distributor may terminate this Agreement forthwith by written notice to the Trust without payment of any penalty.

        7. The Distributor agrees that it will not take any long or short position in the Shares of the Trust or any Fund and that, so far as it can control the situation, it will prevent any of its Directors or officers from taking any long or short position in the Shares of the Trust or any Fund, except as permitted by the Governing Instruments.

        8. This Agreement shall become effective upon its execution and shall continue in force indefinitely unless its continuance thereafter is specifically approved at least annually (i) by the vote of a majority of the Trustees of the Trust who are not "interested persons" of the Trust or of the Distributor at a meeting specifically called for the purpose of voting on such approval, and (ii) by the Board of Trustees of the Trust, or by the "vote of a majority of the outstanding voting securities" of the Shares of the Trust or each Fund as to which this Agreement is to continue. The aforesaid requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the 1940 Act.

           This Agreement may be terminated as to the Trust or any Fund at any time by either party without payment of any penalty on not more than 60 days' nor less than 30 days' written notice to the other party.

           This Agreement shall automatically terminate in the event of its assignment.

        9. LFBDS may subcontract for the performance of LFBDS' obligations hereunder with any one or more persons; provided, however, that LFBDS shall not enter into any such subcontract unless the Trustees of the Trust shall have found the subcontracting party to be qualified to perform the obligations sought to be subcontracted; and provided, further, that, unless the Trust otherwise expressly agrees in writing, LFBDS shall be as fully responsible to the Trust for the acts and omissions of any subcontractor as it would be for its own acts or omissions.

        10. The terms "vote of a majority of the outstanding voting securities", "interested person", "assignment" and "specifically approved at least annually" shall have the respective meanings specified in, and shall be construed in a manner consistent with, the 1940 Act, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission thereunder, and provided, however, that the term "assignment" shall include (without limitation) any sale, transfer or conversion of a controlling interest of any class of voting stock of LFBDS or of any entity which holds a controlling interest of any class of voting stock of LFBDS or another such entity.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered in their names on their behalf by the undersigned, thereunto duly authorized, and their respective seals to be hereto affixed, all as of the day and year first above written. The undersigned Trustee of the Trust has executed this Agreement not individually, but as Trustee under the Trust's Declaration of Trust, dated August 7, 1990, and the obligations of this Agreement are not binding upon any of the Trustees or shareholders of the Trust individually, but bind only the Trust estate.

LANDMARK INTERNATIONAL EQUITY FUND        THE LANDMARK FUNDS BROKER-
                                           DEALER SERVICES, INC.

By:    Philip Coolidge                    By:    Philip Coolidge
       --------------------------------          ------------------------------

Title: President                          Title: Chief Executive Officer
       --------------------------------          ------------------------------